Exhibit 10(s)
                           CLARK EQUIPMENT COMPANY
         SUPPLEMENTAL RETIREMENT INCOME PLAN FOR CERTAIN EXECUTIVES

                               AMENDMENT No. 1

   WHEREAS, Clark Equipment Company (the "Company") previously established the Clark Equipment Company Supplemental Retirement Income Plan for Certain Executives (the "Plan"); and

   WHEREAS, the Human Effectiveness Committee of the Board of Directors of the Company has approved the amendment of the Plan as described below;

   NOW, THEREFORE, the Plan is hereby amended effective as of February 15, 1995 in the following respect:

1. Schedule A , Item 6, of the Plan is amended to read as follows:

   "6. Those benefit obligations provided pursuant to that certain amended and restated employment agreement between F. M. Sims and Clark Equipment Company dated February 15, 1995 as may be amended from time to time, including but not limited to the benefits provided for in Sections 3.1, 3.2, 3.3, 3.5, 3.6, 9.4, 9.7, 11.2
        and Exhibit A of said agreement, and any lump sum payment of such benefit obligations as provided for in Section 4 of said agreement, but excluding the benefits provided for in Section 3.4 of said agreement."


   WHEREFORE, pursuant to the authority delegated by the Human
Effectiveness Committee of the Board of Directors of Clark Equipment Company, this Amendment No. 1 is made and executed on this 6th day of March 1995, to become effective as specified herein.

                            CLARK EQUIPMENT COMPANY


                            By:    /s/ Leo J. McKernan
                                   Leo J. McKernan
                                   Chairman, President and
                                   Chief Executive Officer